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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 4, 2003 relating to the financial statements and financial statement schedules of Zenith National Insurance Corp. and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, CA
July 18, 2003

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CONSENT OF INDEPENDENT AUDITORS